Exhibit 99.1

iStar Financial Inc.

1114 Avenue of the Americas

New York, NY 10036

(212) 930-9400

News Release

COMPANY CONTACTS	[NYSE: SFI]

Catherine D. Rice	Andrew G. Backman
Chief Financial Officer	Vice President – Investor Relations

iStar Financial Announces First Quarter 2007 Results

•                  First quarter new financing commitments reached $1.7 billion in a record 44 separate transactions.

•                  Adjusted earnings per diluted common share were $0.93 for the first quarter 2007.

•                  Total revenues reached a record $290.8 million for the first quarter 2007, up 31% year-over year.

•                  Company announces strategic joint venture to further expand its European investment platform.

•                  Company affirms full year 2007 adjusted earnings per diluted common share guidance of $3.80 - $4.00 and diluted GAAP earnings per share of $2.70 - $2.90.

NEW YORK – April 24, 2007 – iStar Financial Inc. (NYSE: SFI), a leading publicly traded finance company focused on the commercial real estate industry, today reported results for the first quarter ended March 31, 2007.

iStar reported adjusted earnings for the quarter of $0.93 per diluted common share. This compares with $0.90 per diluted common share for the first quarter 2006. Adjusted earnings allocable to common shareholders for the first quarter 2007 were $118.7 million on a diluted basis, compared to $102.6 million for the first quarter 2006. Adjusted earnings represent net income computed in accordance with GAAP, adjusted for preferred dividends, depreciation, depletion, amortization and gain (loss) from discontinued operations.

Net income allocable to common shareholders for the first quarter was $81.7 million, or $0.64 per diluted common share, compared to $75.5 million, or $0.66 per diluted common share for the first quarter 2006. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings to GAAP net income.

Net investment income for the quarter was $125.6 million, compared to $109.3 million for the first quarter 2006. The year-over-year increase in net investment income was primarily due to continued growth of the Company’s loan portfolio. Net investment income represents interest income, operating lease income and equity in earnings (loss) from joint ventures, less interest expense, operating costs for corporate tenant lease assets and loss on early extinguishment of debt.

The Company announced that during the first quarter, it closed a record 44 new financing commitments, for a total of $1.7 billion. Of that amount, $1.1 billion was funded during the first quarter. In addition, the Company funded $273.9 million under pre-existing commitments and received $314.1 million in principal repayments. Cumulative repeat customer business totaled $13.0 billion at March 31, 2007.

Additionally, the Company completed the sale of two non-strategic corporate tenant lease facilities for total proceeds of $34.8 million, net of costs, resulting in a total net book gain of approximately $1.4 million.

The Company also announced that it recently entered into a strategic joint venture that will focus on further expanding its European investment platform. The Company said the joint venture will focus on sale-leaseback, PropCo/OpCo, and other structured financing solutions to capture these and other opportunities in the market.

iStar will partner with London & Regional Properties, a major European real estate investment company, and Moor Park Capital Partners LLP, a well-respected, London-based real estate investment and advisory firm. The joint venture will be managed by Moor Park Capital Partners LLP. iStar said that working with prominent, experienced partners in the joint venture would expand its reach in the European market and is consistent with its strategy of leveraging key European relationships to expand and diversify its financing opportunities outside North America.

For the quarter ended March 31, 2007, the Company generated adjusted return on average common book equity of 19.2%. The Company’s debt to book equity plus accumulated depreciation/depletion and loan loss reserves, all as determined in accordance with GAAP, was 2.5x at quarter end.

The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 3.27% for the quarter, essentially in-line with the previous quarter.

Capital Markets Summary

During the first quarter, the Company issued a total of $1.05 billion of senior unsecured notes. Specifically, the Company issued $300 million of fixed rate 5.50% notes due 2012; $250 million of fixed rate 5.85% notes due 2017; and $500 million of floating rate notes due 2010 bearing interest at a rate per annum equal to 3-month LIBOR plus 0.35%. The Company said it used the net proceeds to repay outstanding U.S. dollar indebtedness on its unsecured revolving credit facility and for working capital purposes.

As of March 31, 2007, the Company had $1.1 billion outstanding under $2.7 billion in credit facilities. Consistent with its match funding policy under which a one percentage point change in interest rates cannot impact adjusted earnings by more than 2.5%, as of March 31, 2007, a one percentage point increase in rates would have increased the Company’s adjusted earnings by 1.83%.

-more-

Risk Management

At March 31, 2007, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 81.4% of the Company’s asset base, versus 81.6% in the prior quarter. The Company’s loan portfolio consisted of 67% floating rate and 33% fixed rate loans, with a weighted average maturity of 4.0 years. The weighted average last dollar loan-to-value ratio for all structured finance assets was 64.4%. At quarter end, the Company’s corporate tenant lease assets were 95.0% leased with a weighted average remaining lease term of 10.6 years. At March 31, 2007, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 2.64 and 2.45, respectively.

At March 31, 2007, watch list assets represented 1.27% of total assets versus 1.34% in the prior quarter. During the first quarter, two assets were removed from the watch list, one asset was moved to the non-performing loan (NPL) list and three assets were added to the watch list.

At March 31, 2007, the Company had three loans on its NPL list, representing 0.64% of total assets. The Company’s policy is to stop the accrual of interest on loans placed on NPL status. The Company believes it has adequate collateral to support the book value for each of the watch list and NPL assets. The Company had $57.2 million in loan loss allowances at March 31, 2007 versus $52.2 million at December 31, 2006.

During the first quarter, the Company, under a consensual agreement, took title to the one million-square-foot Comerica Tower, a class A+ office building in the central business district of Detroit, Michigan. This signature asset, which was previously on the Company’s NPL and watch lists, experienced unexpected tenant vacancies. Given its experience and expertise in owning and managing real estate and the quality of the remaining tenants, the Company said it is well equipped to take ownership and manage this asset and is currently comfortable with its basis.

Earnings Guidance

Consistent with the Securities and Exchange Commission’s Regulation FD and Regulation G, iStar Financial comments on earnings expectations within the context of its regular earnings press releases. The Company continues to expect diluted adjusted earnings per common share for the fiscal year 2007 of $3.80 - $4.00, and diluted GAAP earnings per common share for the fiscal year 2007 of $2.70 - $2.90, based on expected annual net asset growth of approximately $3.0 billion. The Company continues to expect to fund its long-term net asset growth with a combination of unsecured debt and equity.

Dividend

On April 2, 2007, iStar Financial declared a regular quarterly dividend of $0.825. The first quarter dividend will be payable on April 30, 2007 to shareholders of record on April 16, 2007.

Annual Meeting

The Company will host its Annual Meeting of Shareholders at The Harvard Club of New York City, located at 35 West 44th Street, New York, New York 10036 on Wednesday, May 30, 2007 at 9:00 a.m. EDT. All shareholders are cordially invited to attend.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. is a leading publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom-tailored investment capital to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, as well as corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), seeks to deliver strong dividends and superior risk-adjusted returns on equity to shareholders by providing innovative and value added financing solutions to its customers.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. EDT today, April 24, 2007. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations between structured finance and corporate tenant lease assets, repayment levels, the timing of receipt of prepayment penalties, the availability and cost of capital for future investments, competition within the finance and real estate industries, economic conditions, loss experience and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

Selected Income Statement Data

(In thousands)

(unaudited)

	Three Months Ended
	March 31,
	2007	2006

Net investment income(1)	$125,604	$109,303
Other income	28,475	13,468
Other expenses (2)	(62,642)	(38,806)
Minority interest in consolidated entities	564	(248)
Income from continuing operations	$92,001	$83,717

Income from discontinued operations	680	2,087
Gain from discontinued operations	1,415	2,182
Preferred dividends	(10,580)	(10,580)
Net income allocable to common shareholders and HPU holders (3)	$83,516	$77,406

(1)          Includes interest income, operating lease income and equity in earnings (loss) from joint ventures, less interest expense, operating costs for corporate tenant lease assets and loss on early extinguishment of debt.

(2)          Includes depreciation and amortization, general and administrative and provision for loan loss expenses.

(3)          HPU holders are Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program.

Selected Balance Sheet Data
(In thousands)

	As of	As of
	March 31, 2007	December 31, 2006
	(unaudited)

Loans and other lending investments, net	$7,691,417	$6,799,850
Corporate tenant lease assets, net	3,177,585	3,084,794
Other investments	444,649	407,617
Total assets	12,105,978	11,059,995
Debt obligations	8,820,821	7,833,437
Total liabilities	9,001,630	8,034,394
Total shareholders’ equity	3,068,582	2,986,863

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
REVENUES
Interest income	$180,860	$126,048
Operating lease income	81,486	81,914
Other income	28,475	13,468
Total revenues	290,821	221,430

COSTS AND EXPENSES
Interest expense	128,539	93,533
Operating costs - corporate tenant lease assets	6,852	5,412
Depreciation and amortization	20,092	18,673
General and administrative (1)	37,550	19,133
Provision for loan losses	5,000	1,000
Total costs and expenses	198,033	137,751

Income from continuing operations before other items	92,788	83,679
Equity in earnings (loss) from joint ventures	(1,351)	286
Minority interest in consolidated entities	564	(248)
Income from continuing operations	92,001	83,717

Income from discontinued operations	680	2,087
Gain from discontinued operations	1,415	2,182
Net income	94,096	87,986

Preferred dividends	(10,580)	(10,580)

Net income allocable to common shareholders and HPU holders	$83,516	$77,406

Net income per common share
Basic	$0.64	$0.67
Diluted (2)	$0.64	$0.66

Net income per HPU share
Basic (3)	$122.00	$126.20
Diluted (2) (4)	$120.93	$125.00

(1)          For the three months ended March 31, 2007 and 2006, includes $4,409 and $1,204 of stock-based compensation expense.

(2)          For the three months ended March 31, 2007 and 2006, includes the allocable share of $28 of joint venture income.

(3)          For the three months ended March 31, 2007 and 2006, $1,830 and $1,893 of net income is allocable to HPU holders, respectively.

(4)          For the three months ended March 31, 2007 and 2006, $1,814 and $1,875 of net income is allocable to HPU holders, respectively.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2007	2006
EPS INFORMATION FOR COMMON SHARES

Income from continuing operations per common share (1)
Basic	$0.63	$0.63
Diluted (2)	$0.62	$0.62
Net income per common share
Basic	$0.64	$0.67
Diluted (2)	$0.64	$0.66
Weighted average common shares outstanding
Basic	126,693	113,243
Diluted (2)	127,867	114,357

EPS INFORMATION FOR HPU SHARES

Income from continuing operations per HPU share (1)
Basic	$118.93	$119.27
Diluted (2)	$117.87	$118.07
Net income per HPU share (3)
Basic	$122.00	$126.20
Diluted (2)	$120.93	$125.00
Weighted average HPU shares outstanding
Basic	15	15
Diluted (2)	15	15

(1)          For the three months ended March 31, 2007 and 2006, excludes preferred dividends of $10,580.

(2)          For the three months ended March 31, 2007 and 2006, includes the allocable share of $28 of joint venture income.

(3)          As more fully explained in the Company’s quarterly SEC filings, three plans of the Company’s HPU program vested in December 2002, December 2003 and December 2004, respectively. Each of the respective plans contain 5 HPU shares. Cumulatively, these 15 shares were entitled to $1,830 and $1,893 of net income for the three months ended March 31, 2007 and 2006, respectively. On a diluted basis, these cumulative 15 shares were entitled to $1,814 and $1,875 of net income for the three months ended March 31, 2007 and 2006, respectively.

iStar Financial Inc.

Reconciliation of Adjusted Earnings to GAAP Net Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2007	2006
ADJUSTED EARNINGS (1)

Net income	$94,096	$87,986
Add: Depreciation, depletion and amortization	21,878	21,012
Add: Joint venture income	30	30
Add: Joint venture depreciation, depletion and amortization	10,837	2,724
Add: Amortization of deferred financing costs	6,444	6,113
Less: Preferred dividends	(10,580)	(10,580)
Less: Gain from discontinued operations	(1,415)	(2,182)

Adjusted earnings allocable to common shareholders and HPU holders:
Basic	$121,260	$105,073
Diluted	$121,290	$105,103

Adjusted earnings per common share:
Basic (2)	$0.94	$0.91
Diluted (3)	$0.93	$0.90

Weighted average common shares outstanding:
Basic	126,693	113,243
Diluted	127,867	114,357

Common shares outstanding at end of period:
Basic	126,708	113,268
Diluted	127,883	114,375

(1)          Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2)          For the three months ended March 31, 2007 and 2006, excludes $2,657 and $2,569 of net income allocable to HPU holders, respectively.

(3)          For the three months ended March 31, 2007 and 2006, excludes $2,634 and $2,545 of net income allocable to HPU holders, respectively.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

	As of	As of
	March 31, 2007	December 31, 2006
	(unaudited)
ASSETS

Loans and other lending investments, net	$7,691,417	$6,799,850
Corporate tenant lease assets, net	3,177,585	3,084,794
Other investments	444,649	407,617
Investments in joint ventures	366,453	382,030
Assets held for sale	24,124	9,398
Cash and cash equivalents	126,873	105,951
Restricted cash	28,631	28,986
Accrued interest and operating lease income receivable	81,703	72,954
Deferred operating lease income receivable	83,629	79,498
Deferred expenses and other assets	63,178	71,181
Goodwill	17,736	17,736
Total assets	$12,105,978	$11,059,995

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable, accrued expenses and other liabilities	$180,809	$200,957

Debt obligations:
Unsecured senior notes	7,095,012	6,250,249
Unsecured revolving credit facilities	1,112,229	923,068
Secured term loans	515,568	562,116
Other debt obligations	98,012	98,004
Total liabilities	9,001,630	8,034,394
Minority interest in consolidated entities	35,766	38,738
Shareholders’ equity	3,068,582	2,986,863
Total liabilities and shareholders’ equity	$12,105,978	$11,059,995

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

PERFORMANCE STATISTICS

Three Months Ended
March 31, 2007
Net Finance Margin

Weighted average GAAP yield of loan and CTL investments	9.69%
Less: Cost of debt	(6.42)%
Net Finance Margin (1)	3.27%

Adjusted Return on Average Common Book Equity

Adjusted basic earnings allocable to common shareholders and HPU holders (2)	$121,260
Adjusted basic earnings allocable to common shareholders and HPU holders - Annualized (A)	$485,040

Average total book equity	$3,027,723
Less: Average book value of preferred equity	(506,176)
Average common book equity (B)	$2,521,547
Adjusted Return on Average Common Book Equity (A) / (B)	19.2%

Efficiency Ratio

General and administrative expenses (C)	$37,550
Total revenue (D)	$290,821
Efficiency Ratio (C) / (D)	12.9%

(1)          Weighted average GAAP yield is the annualized sum of interest income and operating lease income (excluding other income), divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments, average SFAS No. 141 purchase intangibles and average assets held for sale over the period. Cost of debt is the annualized sum of interest expense and operating costs–corporate tenant lease assets, divided by the average gross debt obligations over the period. Operating lease income and operating costs–corporate tenant lease assets exclude SFAS No. 144 adjustments from discontinued operations of $980 and $133, respectively. The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2)          Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

CREDIT STATISTICS

	Three Months Ended
	March 31, 2007
Book debt (A)	$8,820,821

Book equity	$3,068,582
Add: Accumulated depreciation/depletion and loan loss reserves	456,653
Sum of book equity, accumulated depreciation/depletion and loan loss reserves (B)	$3,525,235

Book Debt / Sum of Book Equity, Accumulated Depreciation/Depletion and Loan Loss Reserves (A) / (B)	2.5	x

Ratio of Earnings to Fixed Charges	1.8	x

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	1.7	x

Interest Coverage

EBITDA(1) (C)	$255,350
GAAP interest expense (D)	$128,539

EBITDA / GAAP Interest Expense(C) / (D)	2.0	x

Fixed Charge Coverage

EBITDA(1) (C)	$255,350

GAAP interest expense	$128,539
Add: Preferred dividends	10,580
Total GAAP interest expense and preferred dividends (E)	$139,119

EBITDA / GAAP Interest Expense and Preferred Dividends (C) / (E)	1.8	x

RECONCILIATION OF NET INCOME TO EBITDA

Net income	$94,096
Add: GAAP interest expense	128,539
Add: Depreciation, depletion and amortization	21,878
Add: Joint venture depreciation, depletion and amortization	10,837

EBITDA (1)	$255,350

(1)          EBITDA should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended March 31, 2007

	LOAN ORIGINATIONS
			Total/
		Floating	Weighted	CORPORATE	OTHER
	Fixed Rate	Rate	Average	LEASING	INVESTMENTS
Amount funded	$82,498	$1,026,856	$1,109,354	$20,000	$5,226
Weighted average GAAP yield	12.62%	8.24%	8.56%	10.55%	N/A
Weighted average all-in spread/margin (basis points) (1)	804	328	—	586	N/A
Weighted average first $ loan-to-value ratio	34.34%	12.25%	13.89%	N/A	N/A
Weighted average last $ loan-to-value ratio	67.40%	63.98%	64.23%	N/A	N/A

UNFUNDED COMMITMENTS

Number of assets with unfunded commitments					124

Discretionary commitments					$16,893
Non-discretionary commitments					3,228,105
Total unfunded commitments					$3,244,998
Estimated weighted average funding period				Approximately 2.9 years

UNENCUMBERED ASSETS					$11,509,044

RISK MANAGEMENT STATISTICS

(weighted average risk rating)

	2007	2006
	March 31,	December 31,	September 30,	June 30,	March 31,
Structured Finance Assets (principal risk)	2.64	2.74	2.75	2.67	2.71
Corporate Tenant Lease Assets	2.45	2.37	2.39	2.38	2.42

(1=lowest risk; 5=highest risk)

(1)          Represents spread over base rate LIBOR (floating-rate loans) and interpolated U.S. Treasury rates (fixed-rate loans and corporate leasing transactions) during the quarter.

iStar Financial Inc.

Supplemental Information

(In thousands, except per share amounts)

(unaudited)

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	March 31, 2007		December 31, 2006
Carrying value of non-performing loans /
As a percentage of total assets	$77,725	0.64%	$61,480	0.56%
Reserve for loan losses /
As a percentage of total assets	$57,201	0.47%	$52,201	0.47%
As a percentage of non-performing loans		74%		85%

RECONCILIATION OF DILUTED ADJUSTED EPS GUIDANCE TO DILUTED GAAP EPS GUIDANCE (1)

Year Ending
December 31, 2007

Earnings per diluted common share guidance	$2.70 - $2.90
Add: Depreciation, depletion and amortization per diluted common share	$0.90 - $1.30
Adjusted earnings per diluted common share guidance	$3.80 - $4.00

(1)          Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF MARCH 31, 2007 (1)

Security Type
First Mortgages / Senior Loans	$6,068	50.8%
Corporate Tenant Leases	3,656	30.6
Mezzanine / Subordinated Debt	1,680	14.0
Other Investments	551	4.6
Total	$11,955	100.0%

Collateral Type
Apartment / Residential	$2,139	17.9%
Office (CTL)	1,770	14.8
Other	1,561	13.0
Retail	1,465	12.3
Industrial / R&D	1,444	12.1
Mixed Use / Mixed Collateral	1,294	10.8
Entertainment / Leisure	1,113	9.3
Hotel	777	6.5
Office (Lending)	392	3.3
Total	$11,955	100.0%

Collateral Location
West	$2,478	20.7%
Southeast	1,902	15.9
Northeast	1,826	15.3
Various	1,270	10.6
Mid-Atlantic	1,033	8.6
South	991	8.3
Central	810	6.8
International	580	4.9
Southwest	518	4.3
Northcentral	353	3.0
Northwest	194	1.6
Total	$11,955	100.0%

(1)          Figures presented prior to loan loss reserves, accumulated depreciation and impact of Statement of Financial Accounting Standards No. 141, “Business Combinations.”